Exhibit 10.2

                       NATIONAL SEMICONDUCTOR CORPORATION

                             SEVERANCE BENEFIT PLAN

     This document constitutes an amended and restated plan and summary plan description of the National Semiconductor Corporation Severance Benefit Plan (the "Plan") effective as of January 1, 2003 and supercedes any prior National Semiconductor Corporation Severance Benefit Plan document. The Plan is an "employee welfare benefit plan" within the meaning of section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Your ERISA rights are described at the end of this pamphlet. This pamphlet is provided to you as required by ERISA. You should keep it for future reference.

     The Plan provides guidelines for the payment of severance benefits in the event of a reduction-in-force. National Semiconductor Corporation (the "Company") shall determine in its sole discretion on a case-by-case basis whether or not a reduction-in-force has occurred and whether or not to pay severance benefits in the event of a reduction-in-force. In addition, the actual amount of the severance benefit is discretionary with the Company and may vary from the amounts shown herein as guidelines. The Company reserves the right to amend or terminate the Plan at any time.

1    SELECTION CRITERIA AND ELIGIBILITY

          1.1 Eligible employees are those employees of the Company who are selected by the Company in its sole discretion to receive benefits under this Plan in the event of a reduction-in-force. All decisions as to whether a reduction-in-force has occurred and the employees affected by the reduction shall be made in the sole discretion of the Company in consultation with the affected business units/support groups, in accordance with this section. Due consideration shall be given to the work any affected employee was performing or qualified to perform and to the employee's level of performance. An individual shall only be treated as an employee if he or she is reported on the payroll records of the National Semiconductor Corporation as a common law employee. This term does not include any other common law employee. In particular, it is intended that individuals not treated as common law employees on the payroll records of National Semiconductor Corporation are to be excluded from Plan participation even if a determination is subsequently made by the Internal Revenue Service, another governmental agency, a court or other tribunal that such individuals are common law employees of National Semiconductor Corporation for purposes of pertinent Internal Revenue Code sections or for any other purpose.

          1.2  In  the  event  the  Company  decides  to  totally   eliminate  a
               particular job function, all incumbents in such a job function will be subject to reduction-in-force.

          1.3 Barring total elimination of jobs, special skills and job performance are primary considerations in selecting employees for a reduction-in-force. Employees in similar job functions may be evaluated within a business unit/department or across organizations in order to retain a core group of employees who possess skills necessary to successfully continue company operations. Evaluation factors include job performance and critical skills, including breadth of skills, and transferable skills.

          1.3.1If an employee's job is being eliminated and the employee has special skills which can be utilized in another capacity, the employee(s) may, in the sole discretion of the Company, be offered reassignment to another position.

               1.3.1.1 An employee who refuses an offer of a comparable position will be considered to have resigned and will not be eligible for severance benefits hereunder.

               1.3.1.2 An  employee  who  refuses  an offer of a  position  at a reduced salary and severs from employment will be eligible for severance benefits hereunder.

          1.4 Unless the Company decides otherwise, termination of employment with the Company of employees of business units, divisions or subsidiaries sold or otherwise transferred by the Company to a new owner, not owned by or affiliated with the Company, shall not entitle those employees to receive severance benefits under this Plan unless the Company has initiated a reduction-in-force prior to the effective date of the sale or transfer, and determined that those employees are eligible to receive benefits under this Plan.

          1.5  An   employee   whose   position   has   been   selected   for  a
               reduction-in-force at a time when the employee is on employee-initiated unpaid leave, regardless of length, may not return to active status unless there is an open requisition for which the employee is qualified. An employee who is on employee-initiated unpaid leave when a reduction-in-force occurs which eliminates the employee's job is not eligible for severance benefits.

2    SEVERANCE BENEFITS

          2.1 Employees affected by a reduction-in-force who have been selected by the Company to receive severance benefits under this Plan will be eligible for severance pay in accordance with the approved severance pay schedule in effect at the time of separation. The severance pay schedule set forth below is a guideline only, and, in the discretion of the Company, may be modified, amended or eliminated. Any such change shall be made by the Corporate Vice President of Human Resources. Unless the Company, in its sole discretion, decides otherwise, the amounts scheduled below will apply in all other cases. Except as provided in Section 2.1.8 hereof, payment of severance benefits shall be made in one lump-sum as of the date of separation unless the Company, in its sole discretion, decides otherwise.

          2.1.1 Severance Pay Schedule:

               Up to one year of service                3 weeks
               1 year + one day to 2 years              4 weeks
               2 years + one day to 3 years             5 weeks
               3 years + one day to 4 years             6 weeks
               4 years + one day to 5 years             7 weeks
               5 years + one day to 6 years             8 weeks
               6 years + one day to 7 years             9 weeks
               7 years + one day to 8 years             10 weeks
               8 years + one day to 9 years             11 weeks
               9 years + one day to 10 years            12.5 weeks
               10 years + one day to 11 years           14 weeks
               11 years + one day to 12 years           15.5 weeks
               12 years + one day to 13 years           17 weeks
               13 years + one day to 14 years           18.5 weeks
               14 years + one day to 15 years           20 weeks

               Additional 1.5 weeks for every yearly increment thereafter


          2.1.2Severance pay will be calculated according to base salary, applicable shift premium and nondiscretionary overtime, unless the Company decides otherwise.

               All payments shall be net of amounts withheld by the Company to fulfill any federal, state or local withholding requirement.

          2.1.3All vacation accrued to date of separation will generally be paid in addition to severance benefits, as part of final pay.

          2.1.4 Any borrowed vacation will be subtracted from severance pay.

               2.1.4.1 However,  no employee who is eligible to receive benefits under this Plan will receive less than 40 hours severance pay, except as noted in section 2.1 above or 2.1.4.2 below.

               2.1.4.2  Severance  pay may be  reduced  below 40 hours  if:  (1)
                    travel advances have not been accounted for with approved Expense Reports, and/or (2) garnishments are normally deducted from pay.

          2.1.5Regular part-time employees will generally be paid one-half of the otherwise applicable severance pay according to their length of service, based on their weekly rate of pay.

          2.1.6An employee shall not be eligible to receive benefits under this Plan unless he/she executes such documents as the Company may deem appropriate in connection with the payment of such benefits, including a release and waiver of claims.

          2.1.7The Company shall revoke and/or cease severance payments under this Plan if it determines, in its sole discretion, that an employee has breached any obligation owed to the Company or engaged in any activity injurious to the Company.

          2.1.8Employees who have been selected to receive severance benefits may irrevocably elect, no later than the earlier of the day prior to their date of separation or 30 days after their receipt of notice of separation, to defer receipt of their severance benefits. Payment of severance benefits deferred will be made within sixty (60) days of the first of the calendar year following the year of their separation from service. The election shall be made in accordance with procedures established by the Company. Interest shall not accrue on the severance pay from the date of deferral to the date of payment.

          2.1.9Unless the Company, in its sole discretion, decides otherwise, severance benefits for those who previously received severance benefits will be based on their date of rehire following the most recent receipt of severance benefits.

          2.2 Generally, the Company intends to give employees selected for reduction-in-force 30 days notice prior to separation. In the event that an employee selected for reduction-in-force is terminated for cause during the 30-day notice period, no benefits shall be payable hereunder to such employee. In extenuating circumstances, if it is necessary for the Company to terminate the employment of an employee selected for reduction-in-force prior to the end of the 30-day notice period for reasons other than for cause, such employee will continue to receive usual pay and benefits through the end of the 30-day notice period, but will be relieved of the obligation to provide further service to the Company. After the end of the 30-day period, usual pay and benefits will terminate and employees selected for reduction-in-force will receive severance pay, if eligible. If an employee affected by a reduction-in-force requests termination prior to the end of the 30-day notice period and management approves, usual pay and benefits will end at separation, and severance benefits, if applicable, will be paid beginning upon separation from service. If the reduction-in-force falls under the WARN Act and/or California Labor Code sections 1400 et seq. or the Company otherwise decides, the 30-day notice period referred to herein shall be changed to a 60-day notice period. Any deviation from these provisions requires the approval of the Corporate Vice President of Human Resources. The Company reserves the right to continue employees' usual pay and benefits in lieu of giving advance notice of a reduction in force. If the reduction in force falls under California Labor Code sections 1400, et seq., but not under the WARN Act, severance payments to California employees covered by those sections will be reduced by the amount of pay they receive for the additional 30 days of notice. Such reductions shall be made in the same manner and subject to the same 40-hour minimum severance payment described in Sections 2.1.4, 2.1.4.1 and 2.1.4.2 above.

          2.3 Participants in the Key Employee Incentive Plan (KEIP) whose employment is terminated by a reduction-in-force during the plan period will not receive an award. Participants in the Success Sharing Plan whose employment is terminated by reduction-in-force during the measurement period will not receive an award. If a participant's employment is terminated by a reduction-in-force after the plan period or measurement period, but before the applicable KEIP or Success Sharing Plan award payment date, the participant will receive the full award on the award payment date.

          2.4  Recall/Rehire

               2.4.1Separated  employees  will be  eligible  for  recall for six months following the date of separation. Employees affected by a reduction-in-force will be considered for positions for which they are qualified based on critical skills and job performance. A separated employee who refuses an offer of suitable employment from the Company or declines an interview for a reasonable recall opportunity will no longer be eligible for recall.

               2.4.2Except as otherwise  provided herein, the Company's Bridging of Service policy will apply to a separated employee who is rehired. Length of service related to specific benefit plans will be governed by the rules of those plans. If the specific benefit plan does not address length of service, the terms of the Company's Bridging of Service policy will apply.

               2.4.2.1  Vacation  accrual  will begin at zero,  with the accrual rate determined according to the Company's Bridging of Service policy taking into consideration employee's prior years of service.

3    ADMINISTRATION

          3.1 The Company is the Plan Administrator. The Company may delegate to the Vice President of Human Resources or any other individual responsibility for the administration of the Plan, and for making any interpretation of or implementing any change in Plan provisions which the Company is authorized to make hereunder. Benefits are provided through direct payments by the Company from its general assets. The Company has full discretion and authority to interpret the Plan and make all determinations relating to eligibility for and the payment of benefits under the Plan. The Company's interpretations and exercise of discretion hereunder shall be final and binding on all persons claiming benefits under the Plan.

4    AMENDMENT AND TERMINATION

          4.1 The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors, or, in the case of administrative provisions, by the Corporate Vice President of Human Resources.

5    NO EMPLOYMENT RIGHTS

          5.1 The adoption of the Plan is not a contract between the Company and any employee, nor does it give any employee any right to continue employment with the Company, or interfere with the right of the Company to discharge any employee. Nothing contained in this Plan shall give any employee or beneficiary any right, title or interest in any property of the Company.

6    NO ASSIGNMENT

          6.1  An  employee's   rights  under  this  Plan  cannot  be  assigned,
               alienated, encumbered, or otherwise transferred.

7    CLAIMS PROCEDURE

          7.1 Employees do have to file a claim for severance benefits. However, if an employee feels severance benefits have been incorrectly determined, the employee may file a written notice with the Plan Administrator at the address listed below to request a review of the determination.

          7.2 The Plan Administrator will give written notice of its decision within 90 days after the filing of the request for review unless special circumstances require an extension up to an additional 90 days. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. If a claim is denied, the notice will (1) specify the reason or reasons for denial, (2) refer to the pertinent Plan provisions on which the denial is based, (3) describe any additional material or information necessary to perfect the claims, and an explanation of why such material or information is necessary and (4) explain the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review. The claimant may then appeal the decision by filing a written notice of appeal with the Plan Administrator within 60 days after receipt of the notice of denial.

          7.3 A claimant or any authorized representative may, before or after filing a notice of appeal, review any documents pertinent to the claim and submit documents, records, written comments and other information relating to the claim. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant's claim of benefits. The Plan Administrator will make its decision on the appeal within 60 days after receipt of the appeal (unless special circumstances require an extension of time up to 120 days). If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. Such review will take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          7.4 Such decision shall be rendered in writing, and shall include (1) specific reasons for the decision, (2) specific references to the provisions of the Plan on which the decision is based, (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and (4) a statement of the claimant's right to bring an action under Section 502(a) of ERISA. Such decision shall be final.

8    OTHER INFORMATION

          8.1  Legal Process

               Any legal process having to do with a denied claim or otherwise should be directed by writing to:

               National Semiconductor Corporation
               Attention: General Counsel
               2900 Semiconductor Drive, M/S G3-135
               P.O. Box 58090
               Santa Clara, California 95052-8090

          8.2  Rights and Protections

               8.2.1ERISA provides for the following rights and protections with respect to the Plan. As a participant in the Plan, you are entitled to:

                    - Examine, without charge, at the Plan Administrator's office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports and Plan descriptions.

                    -    Obtain   copies  of  Plan   documents  and  other  Plan
                         information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

               8.2.2If a participant's  claim for a benefit is denied,  in whole or in part, the participant must receive a written explanation of the reason for the denial. The participant has the right to have the Plan Administrator review and reconsider his or her claim. Under ERISA there are steps that the participant can take to enforce the above rights. For instance, if the participant requests materials from the Plan Administrator and does not receive them within 30 days, he or she may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and to pay the participant up to $100 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

               8.2.3In addition to creating rights for plan participants,  ERISA also imposes duties upon the people who are responsible for the operation of an employee benefit plan. The people who operate the Plan, called "fiduciaries," have a duty to do so prudently and solely in the interest of Plan participants and beneficiaries.

               8.2.4If it should  happen  that the Plan  fiduciaries  misuse the
                    Plan's money or if a participant is discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the participant is successful, the court may order the person sued to pay these costs and fees. If the participant loses, the court may order the participant to pay these costs and fees, if, for example, it finds the claim or suit frivolous.

               8.2.5Neither the Company nor any other  person may  terminate  or otherwise discriminate against an employee in any way to prevent the employee from obtaining a benefit from this Plan or exercising rights under ERISA.

               8.2.6Questions about the information  presented  herein should be directed to the employee's supervisor, the Human Resources Department or the Plan Administrator. Questions about participant rights under ERISA or if assistance is required in obtaining documents from the Plan Administrator, participants should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.
                    Participants may also obtain certain publications about participant rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

          8.3 Plan Name -- The National Semiconductor Corporation Severance Benefit Plan.

          8.4  Plan Number -- 513

          8.5 Plan Year -- The Plan year is the 12-month period corresponding with the Company's fiscal year end.

          8.6  Type of Plan -- The Plan is a severance pay plan.

          8.7  Plan Administration -- The Plan is administered by the Company.

          8.8  Plan Sponsor and Employers' Identification Number (EIN)

               National Semiconductor Corporation
               2900 Semiconductor Drive
               P.O. Box 58090
               Santa Clara, California 95052-8090
               (408) 721-5000
               EIN: 95-2095071

          8.9  Name and Address of Plan Administrator

               National Semiconductor Corporation
               2900 Semiconductor, M/S C1-195
               P.O. Box 58090
               Santa Clara, California 95052-8090

          8.10 Name and Address of the Agent for Service of Legal Process

               National Semiconductor Corporation
               Attention: General Counsel
               2900 Semiconductor Drive, M/S G3-135
               P.O. Box 58090
               Santa Clara, California 95052-8090

          8.11 Source of Financing of the Plan -- The Plan is unfunded and the cost of benefits provided by the Plan is paid by the Company.

          8.12 The Plan's Requirements Regarding Eligibility for Participation and Benefits -- See section entitled "Selection Criteria".

          8.13 Description of Circumstances Which May Result in Disqualification, Ineligibility or Denial or Loss of Benefits -- See sections entitled "Selection Criteria" and "Severance Benefits".

          8.14 Procedure to Be Followed in Presenting Claims for Benefits Under the Plan --See section entitled, "Claims Procedure".

          8.15 Governing Law - The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of California, to the extent not preempted by federal law.

IN WITNESS WHEREOF, National Semiconductor Corporation, by its duly authorized representative, has caused this Plan to be executed in its name and on its behalf on this 6 day of January, 2003.


                                     National Semiconductor Corporation


                                     By //S// EDWARD SWEENEY
                                     Edward Sweeney,
                                     Senior Vice-President, Human Resources

                       National Semiconductor Corporation
                             Severance Benefit Plan
                      Executive Addendum - January 1, 2003



Eligibility

All Executives in National's executive level classifications are eligible to receive severance benefits that may be greater than the severance benefits outlined in Section 2.1.1 of the Severance Benefit Plan.

This policy will not apply in cases where an executive is being terminated for misconduct or unsatisfactory job performance which has been communicated and documented.

I.   Severance Benefits


Executives are eligible for severance benefits according to the following schedule, or according to the schedule outlined in Section 2.1.1 of the Severance Benefit Plan, whichever is greater.


   Executive Level 3 (4400 Job Codes)                 Six months severance pay
   Executive Level 4 & 5 (4300 & 4200 Job Codes)      Five months severance pay
   Executive Level 6 (4100 Job Codes)                 Four months severance pay


All other provisions of the National Semiconductor Corporation Severance Benefit Plan applies.



Approval:


//S// EDWARD SWEENEY                                               1/6/03
--------------------                                               ------
Edward Sweeney, Senior Vice-President, Human Resources              Date